Exhibit 10.14

FORM OF MANAGEMENT SHAREHOLDERS’ AGREEMENT

This MANAGEMENT SHAREHOLDERS’ AGREEMENT (the “Agreement”) is dated as of                     , 2012, by and among NDS Group Holdings Limited, a company organized under the laws of Bermuda (the “Company”), the persons listed on Schedule 1 (such persons, collectively, the “Management Shareholders” and each, individually, a “Management Shareholder”), NDS Group Limited, a company organized under the laws of England and Wales (“NDS Group Limited”), and, for the limited purposes of Article IV hereof, Chizen Family Investment Partnership L.P. (“Chizen Family Investment”), Nuclobel Lux 1 S.àr.l., a private limited company (société à responsabilité limitée) incorporated in Luxembourg (“Nuclobel 1”), Nuclobel Lux 2 S.àr.l., a private limited company (société à responsabilité limitée) incorporated in Luxembourg (“Nuclobel 2”), News Corporation, a Delaware corporation (“News Corporation”), and NDS Holdco Inc. (“NDS Holdco” and together with News Corporation, Nuclobel 1 and Nuclobel 2, the “Investors”). The Company, NDS Group Limited, the Management Shareholders and the Investors are collectively referred to herein as the “Parties,” and each of them is referred to as a “Party.” This Agreement shall become effective upon the Effective Time.

WHEREAS, Nuclobel 1, Nuclobel 2 and together with Nuclobel 1, the “Nuclobel Investors” and each a “Nuclobel Investor”), News Corporation, NDS Holdco and the Management Shareholders were party to that Stockholders Agreement, dated as of February 6, 2009, of NDS Group Limited (the “Original Stockholders Agreement”);

WHEREAS, pursuant to the Deed of Adherence made on February 6, 2009, Chizen Family Investment adhered to and became party to the Original Stockholders Agreement;

WHEREAS, the Original Stockholders Agreement contemplated that certain provisions would survive a Qualifying IPO (as defined therein);

WHEREAS, the Nuclobel Investors, News Corporation, NDS Holdco and the Company have entered into a Shareholders Agreement, dated as of the date hereof (the “Investors Shareholders Agreement”);

WHEREAS, NDS Group Limited, the Nuclobel Investors, News Corporation, NDS Holdco, the Company, the Chizen Family Investment and certain members of management entered into that equity implementation deed, dated August 10, 2011, pursuant to which such parties agreed to exchange their existing equity interests in NDS Group Limited for equity interests in the Company such that NDS Group Limited became a wholly owned subsidiary of the Company;

WHEREAS, immediately after the Closing Date, each Management Shareholder will own common shares, par value $            per share, of the Company (“Shares”); and

WHEREAS, subject to the terms and conditions herein, the Parties desire to enter into this Agreement to provide for certain rights and obligations of the Parties.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES

1.1 Representations and Warranties. Each Party hereto represents and warrants to each other Party that, as of the date hereof:

(a) Such Party has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance by such Party of this Agreement have been duly authorized by all necessary action;

(b) This Agreement has been duly and validly executed and delivered by such Party and constitutes the binding obligation of such Party enforceable against such Party in accordance with its terms, subject to Creditors’ Rights;

(c) The execution, delivery, and performance by each Party of this Agreement will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of Law to which such Party is subject, (ii) violate any order, judgment, or decree applicable to such Party, or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such Party is a party or its certificate of incorporation or by-laws, certificate of limited partnership or partnership agreement, or certificate of formation or limited liability company agreement, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have a materially adverse effect on such Party’s ability to satisfy its obligations hereunder; and

(d) No consent, approval, permit, license, order or authorization of, filing with, or notice or other action to, with or by any Governmental Authority or any other Person, is necessary, on the part of such non-individual Party to perform its obligations hereunder or to authorize the execution, delivery and performance by such Party of its obligations hereunder, except where such consent, approval, permit, license, order, authorization, filing or notice would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Party’s ability to satisfy its obligations hereunder or any agreement or other instrument of such Party.

ARTICLE II

MANAGEMENT SHAREHOLDER AGREEMENTS

2.1 Agreements of the Management Shareholders.

(a) Each Management Shareholder acknowledges and agrees to the undertakings set forth in Schedule II attached hereto for the benefit of the Company.

(b) Each undertaking in Schedule II constitutes an entirely separate undertaking. If one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings shall continue to bind the relevant Management Shareholders.

(c) Each Management Shareholder, having obtained professional advice, acknowledges and agrees that the undertakings in Schedule II are no more extensive than is reasonable to protect the legitimate interests of the Company.

ARTICLE III

CONFIDENTIALITY

3.1 Confidentiality. Each Management Shareholder agrees to hold in strict confidence all Information furnished to it (collectively, “Confidential Information”). Confidential Information shall not include any information that (a) is or becomes generally available to the public other than as a result of an unauthorized disclosure by a Management Shareholder, (b) is or becomes available to a Management Shareholder or any of its representatives on a non-confidential basis from a third party source (other than any other Management Shareholder or its representatives), which source, to the best knowledge of such Management Shareholder (after reasonable inquiry), is not bound by a duty of confidentiality to the Company in respect of such Confidential Information or (c) is independently developed by a Management Shareholder. Subject to applicable Law, each Management Shareholder may disclose any Confidential Information to its representatives (i) to the extent necessary or appropriate in connection with its investment in the Company or for evaluating and preparing disclosure pursuant to clause (ii) below in the case of professional advisers and agents, provided that each of such representatives shall be bound by the provisions of this Section 3.1 and shall, if requested by the Company, sign an undertaking agreeing to be bound by this Section 3.1 prior to receiving any Confidential Information, (ii) to the extent necessary for a Management Shareholder to enforce his or her rights under this Agreement, the other agreements entered into in connection herewith and under the Governing Documents or (iii) as may otherwise be required by Law (including reporting under securities Laws and governmental filings); provided that such Management Shareholder takes reasonable steps to minimize the extent of any such required disclosure, including using reasonable best efforts to obtain a protective order in any legal proceeding, and provide the Company with notice describing the disclosure that was or is to be made. If a Management Shareholder or any of its representatives is required by Law or regulation or any legal or judicial process to disclose any Confidential Information, or disclosure of Confidential Information is requested by any Governmental Authority having authority over such Management Shareholder, such Management Shareholder shall promptly notify the Company of such requirement so that the Company may at its own expense oppose such requirement or seek a protective order and request confidential treatment thereof. If such Management Shareholder or any of its representatives is nonetheless required, or such a request nonetheless remains outstanding, to disclose any such Confidential Information, such Management Shareholder or its representative may disclose such portion of such Confidential Information without liability hereunder.

ARTICLE IV

MISCELLANEOUS

4.1 Definitions.

“Closing Date” shall mean the date of the closing of the sale of shares of Shares to the underwriters in the Initial Public Offering.

“Creditors’ Rights” shall mean applicable bankruptcy, insolvency or other similar Laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity.

“Damages” shall mean any taxes, losses, costs, expenses and fees (including reasonable out-of-pocket expenses), liabilities, obligations and claims of any kind, whenever incurred.

“Effective Time” shall mean the closing of the Initial Public Offering.

“Governing Documents” shall mean the Memorandum of Association of the Company and the bye-laws of the Company, in each case, as amended from time to time.

“Governmental Authority” shall mean any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

“Information” shall mean the books and records of the Company or any of its Subsidiaries and information relating to their respective properties, operations, financial condition and affairs.

“Initial Public Offering” shall mean the initial underwritten Public Offering of the Company registered on Form F-1 (or any successor form under the Securities Act and the rules promulgated thereunder, as amended from time to time).

“Law” shall mean any applicable constitutional provision, statute, act, code (including the United States Internal Revenue Code of 1986, as amended from time to time), law, regulation,

rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority and shall include, for the avoidance of any doubt, the Bermuda Companies Act.

“Person” shall mean any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Public Offering” shall mean a public offering and sale of equity securities for cash pursuant to an effective registration statement under the Securities Act and the rules promulgated thereunder, as amended from time to time.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

4.2 Notices.

(a) Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied and confirmed, or mailed by certified mail, return receipt requested, or nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any such Party may designate by written notice to the other Parties):

(i) if to the Company or NDS Group Limited, at the address of the Company’s principal executive offices; and

(ii) if to a Management Shareholder, to the address given for the Management Shareholder in the books and records of the Company; and

(iii) if to News Corporation or NDS Holdco, to:

News Corporation and/or NDS Holdco
1211 Avenue of Americas
New York, NY 10036
United States
Attention: Group General Counsel

With copies to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
United States
Attention: Lou R. Kling
Howard L. Ellin

(iv) If to Nuclobel 1 or Nuclobel 2, to:

Nuclobel Lux 1 S.ár.l. and/or Nuclobel Lux 2 S.ár.l.
282 route de Longwy
L-1940 Luxembourg
Attention: Séverine Michel

With copies to:

Permira Advisers LLP
80 Pall Mall
London
SW1Y 5ES
United Kingdom
Attention: Ian Sellars
Paul Armstrong

and

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
United States
Attention: Allison R. Schneirov

(v) If to Chizen Family Investment:

644 San Martin Place
Los Altos, California 94024
Attention: Bruce Chizen

Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy, be deemed received on the first business day following confirmation; shall, if delivered by nationally recognized overnight delivery service, be deemed received the first business day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five business days after the date of deposit in the United States mail.

(b) Whenever any notice is required to be given by Law, the Governing Documents or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

4.3 Entire Agreement. Each Party expressly acknowledges and agrees that the proposed offering of Shares scheduled to occur on or about the date of this Agreement constitutes a “Qualifying IPO” for purposes of Article XIV (Term of Agreement) of the Original Stockholders Agreement, and further acknowledges and agrees that this Agreement (together with any other agreement entered into by all or some of the Parties in connection with such Qualifying IPO) terminates and supersedes any prior agreement or contract among such Parties with respect to the Company or NDS Group Limited (other than any employment agreements with employees of the Company), whether oral or written, including the Original Stockholders Agreement, which is hereby terminated in its entirety. The Parties are released from any and all obligations and liabilities under the Original Stockholders Agreement and shall have no obligation or liability thereunder, except to the extent of any rights or obligations thereunder up to the date hereof.

4.4 Effect of a Waiver of Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

4.5 Amendment. This Agreement (including any Schedule hereto) may be amended, supplemented or otherwise modified only by a written instrument executed by the Company, the Investors and the Management Shareholders which own a majority of the outstanding Shares held by all Management Shareholders at the relevant time, provided that (x) the Parties agree to amend, supplement or otherwise modify this Agreement as may be necessary to comply with the Laws, regulations and rules of the established national securities exchange on which the Shares are then listed for trading, for a public offering and sale of equity securities for cash in a jurisdiction other than the United States, any regulated national securities exchange of such jurisdiction and (y) any amendment that disproportionately affects any Management Shareholder or adversely imposes any additional material obligations on a particular Management Shareholder shall require the consent of such Management Shareholder.

4.6 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each Party and their respective heirs, permitted successors, permitted assigns, permitted distributees and legal representatives; and by their signatures hereto, each Party intends to and does hereby become bound.

4.7 Third Parties. Except as otherwise expressly provided herein, the covenants, agreements and other provisions contained in this Agreement are for the sole benefit of the Parties hereto and their permitted successors and assigns, and they shall not be construed as conferring, and are not intended to confer, any rights, remedies or other benefits hereunder on any other persons.

4.8 Specific Performance. Each of the Management Shareholders acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching Party or Parties would be irreparably harmed, no adequate remedy at Law would exist and damages would be difficult to determine. It is accordingly agreed that (a) in the event of a breach of any provision of this Agreement, the aggrieved Party shall be entitled to specific performance of this Agreement and to enjoin any continuing breach of this Agreement (without the necessity of proving actual damages and without posting bond or other security), in addition to any other remedy, including Damages, to which such aggrieved Party may be entitled at Law or in equity, and (b) the Management Shareholders will waive the defense in any action for specific performance or other equitable relief that a remedy at Law would be adequate.

4.9 Governing Law; Severability; Limitation of Liability.

(a) This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive Laws of the State of New York, except to the extent that the matter in question is mandatorily required to be governed by Bermuda Law, in which case, subject to Section 4.10(d), it will be governed by the applicable provisions of such Law.

(b) All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan in The City of New York. The parties hereto hereby (i) submit to the exclusive jurisdiction of any state or federal court sitting in either the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune of from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

(c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER

ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 4.10(c) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.10(c) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(d) In the event of a direct conflict between the provisions of this Agreement and (i) any provision of the Governing Documents, or (ii) any mandatory, non-waivable provision of the Bermuda Companies Act, such provision of the Governing Documents or the Bermuda Companies Act shall control. If any provision of the Bermuda Companies Act provides that it may be varied or superseded by an agreement of the Management Shareholders or otherwise, such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.

(e) If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

(f) No Party hereto shall be liable to any of the other such Persons for punitive, special, exemplary or consequential Damages, including Damages for loss of profits, loss of use or revenue or losses by reason of cost of capital, arising out of or relating to this Agreement or the transactions contemplated hereby, regardless of whether based on contract, tort (including negligence), strict liability, violation of any applicable deceptive trade practices act or similar Law or any other legal or equitable principle, and each Party releases each other Party from liability for any such Damages.

4.10 Enforceability. The Parties acknowledge that in certain instances a provision of this Agreement may not be enforceable or that its enforceability may be limited by applicable Law. Nevertheless, the Parties agree that they intend to be bound by the terms of this Agreement and, if any provision is held to be unenforceable, the Parties agree to use their reasonable efforts to implement an alternative enforcement mechanism that would effect, as closely as possible, the intent of the Parties as reflected in or provided by the unenforceable provision. Moreover, each Party agrees that, if any corporate formality or other procedure is not expressly mandated by Law or the provisions of this Agreement to be taken by the Parties but the enforceability of any provision of this Agreement would be enhanced if the Parties act in accordance with such corporate formality or other procedure, the Parties agree to act in accordance with such corporate formality or other procedure to the extent recommended by counsel to the Company and its Subsidiaries in the relevant jurisdiction.

4.11 Further Assurances. Each Party hereto or Person subject hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other Party hereto or Person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.12 Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), all of which together shall constitute a single instrument.

4.13 Headings. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

4.14 Several Liability. Each of the Parties hereby acknowledges that the obligations of the Management Shareholders under this Agreement are several (and not joint and several).

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above:

NDS GROUP HOLDINGS LIMITED

By:
Name:
Title:

NDS GROUP LIMITED

By:
Name:
Title:

MANAGEMENT SHAREHOLDERS:

Name: Michael Dick Title:

Name: Yorai Feldman
Title:

Name: Alexander Gersh
Title:

Name: Dave Habiger
Title:

Name: Jonathan Hashkes
Title:

Name: Raffi Kesten
Title:

Name: Pyrros Koussios
Title:

Name: Ismat Levin
Title:

Name: David Nabozny
Title:

Name: Derek Nottingham
Title:

Name: Gorm Nielsen
Title:

Name: Abraham Peled
Title:

Name: Alban Salaman, as trustee for the
Peled 2009 Irrevocable Trust
Title:

Name: Nigel Smith
Title:

Name: Susan Taylor
Title:

Name: Nicholas Thexton
Title:

Name: Andrew Woodward
Title:

solely for purposes of Article IV: NUCLOBEL LUX 1 S.ÀR.L.

By:
Name:
Title:

NUCLOBEL LUX 2 S.ÀR.L.

By:
Name:
Title:

NEWS CORPORATION

By:
Name:
Title:

NDS HOLDCO INC.

By:
Name:
Title:

CHIZEN FAMILY INVESTMENT PARTNERSHIP, L.P.
By:	Chizen Trust Agreement, Dated May 16, 1997, As Amended and Restated, Its Series A General Partner

By:
Bruce R. Chizen, Trustee

By:
Gail Bush Chizen, Trustee